SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 16, 2003

DENDRITE INTERNATIONAL, INC.

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(Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(973) 425-1200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events and Regulation FD Disclosure.

      Credit Agreement.

Dendrite International, Inc. entered into a Credit Agreement, dated as of June 16, 2003, among the Company, certain lenders thereto and JPMorgan Chase Bank as administrative agent for the lenders. The Credit Agreement is in the principal amount of $30 million and replaces the Company’s current $15 million credit facility, which has been terminated.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

               (c)   Exhibits.

10.38	Credit Agreement dated as of June 16, 2003 among Dendrite International, Inc., the Lenders Party hereto and JPMorgan Chase Bank as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2003	DENDRITE INTERNATIONAL, INC. By: KATHLEEN E. DONOVAN —————————————— Name: Kathleen E. Donovan Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.38	Credit Agreement dated as of June 16, 2003 among Dendrite International, Inc., the Lenders Party hereto and JPMorgan Chase Bank as Administrative Agent.